Exhibit 10.8

Fiscal Year 2005

Discretionary Bonus Payments

for Sun Microsystems, Inc.’s

Named Executive Officers

For fiscal 2005, Sun did not meet all its performance objectives. However, on July 28, 2005, in recognition of progress made during the past fiscal year and for employee retention purposes, Sun’s management and Board of Directors approved a broad-based bonus with respect to fiscal 2005 under Sun’s SMI Bonus Plan (the “Discretionary Bonus”). Sun’s named executive officers received the following amounts under the Discretionary Bonus:

Name	Position	Amount
Scott G. McNealy	Chairman of the Board of Directors and Chief Executive Officer	$1,111,250

Crawford W. Beveridge	Executive Vice President, People and Places, and Chief Human Resources Officer	$160,650

Stephen T. McGowan	Chief Financial Officer and Executive Vice President, Corporate Resources	$177,013

Gregory M. Papadopoulos	Executive Vice President and Chief Technology Officer	$160,650

Jonathan I. Schwartz	President and Chief Operating Officer	$280,000